Exhibit 23.01

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Online Resources Corporation 1999 Stock Option Plan of our report dated February 2, 2004, with respect to the financial statements and schedule of Online Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
May 25, 2004